MOEN AND COMPANY
CHARTERED ACCOUNTANTS

Securities Commission Building PO Box 10129 Suite 1400 - 701 West Georgia Street Vancouver, British Columbia Canada V7Y 1C6	Telephone: Fax:	(604) 662-8899 (604) 662-8809
Email: moenandcompany@attcanada.net

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Board of Directors
Maverick Minerals Corporation
Formerly Pacific Cart Services Ltd.
Saskatchewan, Canada

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 25, 2003, on the financial statements of Maverick Minerals Corporation as of December 31, 2002 and the period then ended, incorporated in the Form 10-KSB and to be incorporated by reference to the Form S-8 Registration Statement filed with the Securities and Exchange Commission on September the 12, 2002, SEC file number 333-99465.

/s/ Moen and Company
Moen and Company
Chartered Accountants
Spokane, Washington

April 15, 2003